UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2011

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Zep Inc. executives are scheduled to make a presentation at the Gabelli & Company Specialty Chemical Conference
on Friday, November 18, 2011 beginning at approximately 3:00 p.m. ET.

A copy of the slide presentation is being furnished as Exhibit 99.1 to this report, substantially in the form intended to be used.  Exhibit 99.1 is incorporated by reference under this Item 7.01.  The slide presentation will also be available on the Company’s website, www.zepinc.com.  Information contained on the Company’s website is expressly not incorporated by reference into this Current Report on Form 8-K.

The Company expects to update, amend or supplement the slide presentation from time to time in the future.  Any such updated, amended or supplemented slide presentation used by the Company in the future will be made available at the same location on the Company’s website as set forth above.  Because the Company may not furnish each future slide presentation on a Current Report on Form 8-K, interested parties are encouraged to visit the Company’s website to view future slide presentations.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Slide Presentation to be presented starting November 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: November 18, 2011	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Slide Presentation to be presented starting November 18, 2011